UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Stockholder,

Thank you for choosing to receive your Cole Real Estate Income Strategy (Daily NAV), Inc. proxy materials electronically. By choosing electronic delivery, you help to keep mailing expenses down and reduce the environmental impact.

Below is a link to the secure internet voting site where you can access the proxy materials. We encourage you to review these documents and vote on the proposals being put before the stockholders before the June 15, 2016 meeting date.
PLEASE VOTE YOUR PROXY NOW

Voting is quick and easy. Please vote now using this secure method	1. Vote by Internet
The proxy materials and secured electronic voting site can be accessed at:
https://www.2voteproxy.com/colecapital
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Thank you for investing with Cole Real Estate Income Strategy (Daily NAV), Inc.

Cole Real Estate Income Strategy (Daily NAV), Inc.

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